                             GRASSANO ACOUNTING, PA
                        900 N FEDERAL HIGHWAY, SUITE 160
                              BOCA RATON, FL 33432
                                  561-395-0330
                                  561-395-2081
________________________________________________________________________________

Securities & Exchange Commission
450 5th Street NW                                               August 20, 2003
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-KA dated August 20, 2003 for the event that occured June 11, 2003, filed by our former client, Hunno Technologies, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Yours truly,

/s/ Grassano Accounting, PA
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    Grassano Accounting, PA